EXHIBIT (11)
                   OPINION AND CONSENT OF DORSEY & WHITNEY LLP


                              DORSEY & WHITNEY LLP


Sit Mutual Funds II, Inc.

3300 IDS Center
80 South Eighth Street
Minneapolis, MN  55402

Ladies and Gentlemen:

     We have acted as counsel to Sit Mutual Funds II, Inc., a Minnesota corporation (the "Corporation"), in connection with a Registration Statement on Form N-14 (the "Registration Statement") relating to the sale by the Corporation of an indefinite number of shares of the Series A Common Shares (the "Sit Tax-Free Income Fund"), par value $.01 per share, of the Corporation (the "Shares"), in connection with an Agreement and Plan of Reorganization between the Corporation (on behalf of the Sit Tax-Free Income Fund) and Sit Mutual Funds Trust (on behalf of Sit Florida Tax-Free Income Fund).

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering out opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Corporation, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates and certifications of officers of the Corporation and of public officials. We have also assumed that the Shares will be issued and sold as described in the Registration Statement.

     Based on the foregoing, we are of the opinion that upon issuance, delivery and payment for the Shares as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus/Proxy Statement which constitutes a part of the Registration Statement.

Dated:   June 4, 2007

                                                     Very truly yours,

                                                     /s/ Dorsey & Whitney LLP

                                                     Dorsey & Whitney LLP
MJR


                                     Part C
                                      C-6